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                                                                   EXHIBIT 10(j)

                    -----------------------------------------

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                             NETWOLVES CORPORATION,

                          NETWOLVES ACQUISITIONS, INC.,

                                  NORSTAN, INC.

                                       AND

                         NORSTAN NETWORK SERVICES, INC.



                                JANUARY 30, 2002

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          THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of January
30, 2002, by and among NETWOLVES CORPORATION, a New York corporation ("NetWolves"), NETWOLVES ACQUISITIONS, INC., a Delaware corporation and wholly owned subsidiary of NetWolves, as buyer (the "Buyer"), NORSTAN NETWORK SERVICES, INC., a Minnesota corporation (the "Company"), and NORSTAN, INC., a Minnesota corporation (the "Seller").

         WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of the Company. The Company is in the business (the "Business") of providing multiple source long-distance telephone services and related consulting and professional services; and

         WHEREAS, the Buyer desires to purchase from the Seller all of the issued and outstanding capital stock of the Company, and the Seller desires to sell such shares in exchange for cash and a promissory note as described herein. In addition, and in consideration of, the payments made by the Buyer hereunder, the Seller has agreed to assume and retain certain liabilities of the Company. Capitalized terms not otherwise defined herein shall have the meanings set forth in Article VII hereof.

         NOW, THEREFORE, in consideration of the premises, the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF SHARES

1.1      SHARES.

         On and subject to the terms and conditions of this Agreement, at the Closing, the Buyer shall purchase from the Seller, and the Seller shall sell, transfer, assign, convey and deliver to the Buyer, all right, title and interest in and to all of the Seller's shares (the "Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock"), as more specifically identified on Schedule 5.1(b) hereto.

1.2      PURCHASE PRICE.

         (a) The consideration to be paid by the Buyer for the Shares; (the "Consideration") shall consist of $7,500,000.00 to be paid as follows: (i) $400,000.00 concurrently with the execution and delivery of this Agreement (the "Purchase Deposit"); (ii) a cash payment of $3,350,000.00 at the Closing and
(iii) a non-negotiable promissory note dated the Closing Date in the principal amount of $3,750,000.00 in the form of Exhibit A attached hereto (the "Note"). A portion of the Consideration shall be allocated pursuant to Sections 1.2(b) and
2.5 hereof. The cash portion of the Consideration will be payable at the Closing by wire transfer or otherwise in immediately available funds to an account specified by the Seller. Prior to the Closing, the Seller shall provide all necessary information as to the account to which such payment shall be made.


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         (b) In accordance with the Section 338(h)(10) election, as provided in
Section 7.10(g) hereof, the Consideration shall be allocated among the assets of the Company based upon the net tax value of the assets of the Company in accordance with Section 1060 of the Code and the regulations thereunder.

         (c) In the event that the Agreement is terminated pursuant to Section
2.3 because of Buyer not obtaining the necessary financing to close the transaction contemplated by this Agreement, the Seller shall retain the Purchase Deposit (and any interest and income pertaining thereto) as liquidated damages for all obligations of the Buyer and NetWolves hereunder. If this Agreement is terminated for a reason other than Buyer not obtaining the necessary financing to satisfy its closing obligations, Seller shall promptly refund the Purchase Deposit to Buyer.

                                   ARTICLE II

                              CLOSING; TERMINATION

2.1      THE CLOSING.

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, NY 11753, or at such other place as the parties may agree, at 11:00 a.m. on the fifth business day following the satisfaction (or waiver) of the conditions to closing set forth in Sections 3.1 and 3.2 hereof or as otherwise upon designation by a party in accordance with the provisions of Section 3.3 hereof or at such other time and date as the parties may agree, but no later than the ninetieth (90th) day following the execution and delivery of this Agreement. The date on which the Closing occurs shall be referred to hereinafter as the "Closing Date".

2.2      DELIVERIES AT THE CLOSING.

         (a) At the Closing, the Seller shall deliver to the Buyer:

                  (i) copies of all consents of third parties (excluding Governmental Entities) that are (A) required for the purchase and sale hereunder or that are required for the consummation of the transactions contemplated hereby and for the Buyer's ownership of the Shares and the Company's continued operation of the Business following the Closing and (B) that are required in order to prevent a breach of or default under or a termination of any agreement, contract, license, commitment or lease to which the Company or the Seller is a party or to which the Shares or any of the assets of the Company are subject;

                  (ii) an opinion, dated the Closing Date, of Maslon Edelman Borman & Brand, LLP, counsel to the Seller, in substantially the form of Exhibit B attached hereto;

                  (iii) a written resignation, effective as of the Closing Date, of each director of the Company;

                  (iv) a certificate as to the satisfaction of the conditions described in Sections 3.1(a), 3.1(c), 3.1(d), 3.1(e), 3.1(f) and 3.1(j) hereof;


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                  (v) the Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit H;

                  (vi) certified copies of the Fundamental Documents, the authorizing resolutions and incumbency certificates of the Company and the Seller for the Documents; and

(vii) each other document required to be delivered to Buyer pursuant to this Agreement.

         (b) At the Closing, the Buyer shall deliver to the Seller:

                  (i) the cash portion of the Consideration in accordance with
Section 1.2 hereof;

                  (ii) the Note;

                  (iii) a Security Agreement between the Company and the Seller in substantially the form of Exhibit D-2 attached hereto;

                  (iv) a Pledge Agreement between the Buyer and Seller in substantially the form of Exhibit D-1 hereto;

                  (v) an opinion, dated the Closing Date, of Blau, Kramer, Wactlar & Lieberman, P.C., counsel to the Buyer, in substantially the form of Exhibit C attached hereto; and

                  (vi) certified copies of the Fundamental Documents of the Buyer, and the authorizing resolutions and incumbency certificates of the Buyer for the Documents.

2.3      TERMINATION.

         Anything contained in this Agreement, other than in this Section 2.3, to the contrary notwithstanding, this Agreement may be terminated in writing at any time on or before the Closing:

         (a) without liability on the part of any party hereto by mutual written consent of the Buyer and the Seller;

         (b) by the Buyer, if the Seller shall breach any of its material representations, warranties or obligations hereunder and such breach shall not have been cured or waived and the Seller shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date;

         (c) by the Buyer by written notice to the Seller given at any time prior to the Closing Date stating that it has not obtained financing, sufficient in its judgment, to permit it to close the transaction contemplated by this Agreement, in which circumstance the Seller shall retain the Purchase Deposit as liquidated damages for all obligations of Buyer and NetWolves arising under the Agreement;


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         (d) by the Seller, if the Buyer shall breach any of its material representations, warranties or obligations hereunder and such breach shall not have been cured or waived and the Buyer shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date; or

         (e) without liability on the part of any party hereto if the Closing shall not have occurred on or before the ninetieth (90th) day following the execution and delivery of this Agreement (the "Termination Date") (or such later date as may be agreed upon in writing by the parties hereto). Notwithstanding any provision to the contrary stated herein, if the Closing shall not have occurred on or before the Termination Date because Buyer has not obtained sufficient financing to close the transaction contemplated by this Agreement, Seller shall retain the Purchase Deposit (and any interest and income pertaining thereto) as liquidated damages (and not as a penalty) for Seller resulting from the failure of Buyer and NetWolves to complete the Closing. In the case of any termination pursuant to this Section 2.3(e), the parties hereto acknowledge that time is of the essence.

2.4      EFFECT OF TERMINATION.

         Except as provided in the next sentence of this paragraph, in the event of the termination of this Agreement pursuant to any paragraph of Section 2.3 hereof, the obligations of the parties to consummate the transactions contemplated hereby will expire, and none of the parties will have any further obligations under this Agreement except pursuant to Sections 2.4, 7.4 and 7.6 hereof, which sections shall survive termination of this Agreement. In the event of the termination of this Agreement pursuant to any paragraph of Section 2.3 hereof that is caused by a breach of a party, the party whose breach was the basis for the termination will not be relieved from any liability for its breach or its obligations pursuant to this Section 2.4 hereof, and the other party will have no further obligations under this Agreement except as provided in Sections 7.4, 7.9 and Article IX hereof.

2.5      ALLOCATION OF PURCHASE PRICE.

         For Federal income tax purposes only, the Buyer shall be deemed to have delivered cash in an amount to be determined by the parties prior to closing for the non-competition covenant of Seller contained in Section 7.8 hereof and the balance for the Shares. None of the parties shall take any action inconsistent with the allocation set forth in this Section 2.5.

                                  ARTICLE III

                  CONDITIONS TO OBLIGATIONS OF PARTIES TO CLOSE

3.1 CONDITIONS TO OBLIGATION OF BUYER AND NETWOLVES. The obligation of the Buyer and NetWolves to consummate the transactions to be performed by them in connection with the Closing is subject to the full satisfaction and/or waiver of the following conditions as of the Closing:

         (a) Representations and Warranties. The representations and warranties of the Seller and the Company set forth in Article V hereof shall have been true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing Date.


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         (b) Consents. All consents by third parties (excluding Governmental
Entities) shall have been obtained that are (a) required for the purchase and sale hereunder and/or that are required for the consummation of the transactions contemplated hereby, and (b) that are required in order to prevent a breach of or a default under or a termination of any material agreement, contract, document, license, lease or commitment to which the Company or the Seller is a party or to which the Shares or any portion of the assets of the Company are subject (collectively, the "Contracts"), including, without limitation, duly executed consents in form and substance reasonably satisfactory to the Buyer and its counsel, to the sale of the Shares to the Buyer or to the extent such consents are required under applicable Law or the terms of said Contracts or Intellectual Property.

         (c) Absence of Material Adverse Change. Since October 31, 2001 there shall have been no Material Adverse Change suffered by the Company or the Business.

         (d) Absence of Litigation. As of the Closing, there shall not be (i) any Order of any nature issued by a Governmental Entity with competent jurisdiction directing that the transactions provided for herein or any material aspect of them not be consummated as herein provided or (ii) any Proceeding before any Governmental Entity pending or threatened wherein an unfavorable Order (A) would prevent the performance of this Agreement or the other Documents or the consummation of any material aspect of the transactions or events contemplated hereby, (B) declare unlawful any material aspect of the transactions or events contemplated by this Agreement or the other Documents,
(C) cause any material aspect of the transaction contemplated by this Agreement or the other Documents to be rescinded or (D) materially affect the right of the Buyer to own, operate or control the Shares or the right of the Company to operate the Business following the Closing.

         (e) Proceedings. All corporate and other proceedings taken or required to be taken by the Company and the Seller in connection with the transactions contemplated by this Agreement and the other Documents to be consummated at or prior to the Closing shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel.

         (f) Governmental Filings. All filings or registrations with and all consents or approvals of any Governmental Entities which are required for or in connection with the execution and delivery by the Company and the Seller of the Documents or the consummation of the transactions contemplated thereby shall have been effected and obtained.

         (g) Opinion of Counsel to Seller and the Company. The Buyer shall have received an opinion, dated the Closing Date, of Maslon Edelman Borman & Brand, LLP, counsel to the Seller and the Company, in substantially the form of Exhibit B attached hereto.

         (h) Leases; Services Agreements; Co-Marketing Agreement. The following agreements shall have been duly executed and delivered to the Buyer and shall be in full force and effect: (i) the sublease agreement with respect to certain premises at 5101 Shady Oak Road, Minnetonka, MN with the Seller in substantially the form found in Exhibit E attached hereto (the "Subleases"); (ii) transition services agreement with the Seller and its Affiliates, as applicable, in substantially the form of Exhibit F attached hereto (the "Transition Services Agreement"); (iii) a


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marketing agreement with the Seller in substantially the form of Exhibit G attached hereto (the "Marketing Agreement"); and (iv) Assignment and Assumption Agreement in substantially the form of Exhibit H.

         (i) Release of Liens. The Buyer shall have received duly executed releases (including UCC-3 termination statements) of all Liens (other than Permitted Liens) on the assets of the Company in form and substance reasonably satisfactory to the Buyer and its counsel.

         (j) Performance by the Seller and the Company. The Company and the Seller shall have performed in all material respects their respective obligations under this Agreement.

         (k) Buyer shall have obtained sufficient financing to permit Buyer to close the transaction contemplated by this Agreement.

3.2      CONDITIONS TO OBLIGATION OF SELLER.

         The obligations of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

         (a) Representations and Warranties. The representations and warranties of the Buyer and NetWolves set forth in Article VI hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing Date.

         (b) Absence of Litigation. As of the Closing, there shall not be (a) any Order of any nature issued by a Governmental Entity with competent jurisdiction directing that the transactions provided for herein or any material aspect of them not be consummated as herein provided or (b) any Proceeding before any Governmental Entity pending or threatened wherein an unfavorable Order would prevent the performance of this Agreement or the other Documents or the consummation in any material aspect of the transactions contemplated hereby, declare unlawful any material aspect of the transactions or events contemplated by this Agreement or the other Documents, or cause any material aspect of any transaction contemplated by this Agreement or the other Documents to be rescinded.

         (c) Governmental Filings. All filings or registrations with and all consents or approvals of any Governmental Entities which are required for or in connection with the execution and delivery by the Buyer of the Documents or the consummation of the transactions contemplated thereby shall have been effected and obtained.

         (d) Opinion of Counsel for Buyer and NetWolves. The Seller shall have received an opinion, dated the Closing Date, of Blau, Kramer, Wactlar & Lieberman, P.C., counsel to the Buyer and NetWolves, in substantially the form of Exhibit C attached hereto.

         (e) Subleases, Services Agreement; Marketing Agreement. The following agreements shall have been duly executed and delivered to the Seller and shall be in full force and effect: (i) the Subleases; (ii) the Transition Services Agreement; (iii) the Marketing Agreement; and (iv) the Assignment and Assumption Agreement in substantially the form of Exhibit H.

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3.3      MINIMUM CLOSING CONDITION.

         (a) Notwithstanding the conditions to the respective obligations of Buyer and NetWolves, on the one hand, and the Seller, on the other, to close as set forth in Section 3.1(f) and Section 3.2(c) hereof, if all other conditions to closing have been satisfied or waived, the parties agree that the conditions set forth in Section 3.1(f) and Section 3.2(c) hereof will be deemed satisfied upon (i) completion of all filings and registrations with Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) receipt of related consents or approvals in the jurisdictions set forth on Schedule 3.3 hereto (the "Minimum Closing Condition"). Following completion of such filings and registrations and receipt of consents or approvals constituting the Minimum Closing Condition, either party may by written notice given to the other parties in accordance with Section 9.6 hereof, designate a Closing Date not sooner than five (5) business days after the date of the notice.

         (b) If a Closing Date is designated pursuant to Section 3.3(a) hereof, the parties, in addition to effecting the other deliveries specified in Sections
2.3 and 2.4 hereof, shall deliver appropriate evidence of filings and notices with all Governmental Entities in the jurisdictions not identified on Schedule
3.3 so that the consummation of the transactions contemplated hereby will not violate the Law in any such jurisdiction.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE CLOSING

         The Seller and the Company covenant and agree that, on and after the date hereof until the earlier to occur of the Closing or the termination of this Agreement pursuant to Section 2.5 hereof, unless the Buyer shall otherwise agree in writing:

4.1      ORDINARY COURSE.

         The Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries.

4.2      DIVIDENDS; CHANGES IN STOCK.

         The Company shall not, and shall not permit any of its Subsidiaries to,
(i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
(iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.


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4.3      ISSUANCE OF SECURITIES.

         The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest (including stock appreciation rights or phantom stock) in the Company or any Subsidiary.

4.4      GOVERNING DOCUMENTS.

         The Company shall not, and shall not permit any of its Subsidiaries to, amend its articles of incorporation or by-laws (or similar organizational documents).

4.5      NO ACQUISITIONS.

         The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business organization or division thereof or
(ii) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, except purchases of inventory and fixed assets in the ordinary course of business consistent with past practice.

4.6      NO DISPOSITIONS.

         Other than sales or licenses of its products in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets.

4.7      INDEBTEDNESS.

         The Company shall not, and shall not permit any of its Subsidiaries to,
(i) incur or suffer to exist any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of others, enter into any agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company.

4.8      ADVICE OF CHANGES; FILINGS.

         The Seller and the Company shall confer on a regular and frequent basis with NetWolves, as reasonably requested by NetWolves, and shall report on operational matters and promptly advise NetWolves orally and in writing of any material adverse change with respect to the business, operations, financial condition or prospects of the Company. The Seller and the Company shall promptly provide to, or make available for review by, NetWolves (or its counsel)

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copies of all filings made by the Seller or the Company with any Governmental
Entity. The Buyer shall have the right, directly and through its agents and representatives to contact customers, suppliers and employees of the Company upon prior notice to the Company of such intended contact but the Company may require that any representative present at any meeting between the Buyer and any customer, supplier or employee.

4.9      TAX MATTERS.

         Neither the Seller nor the Company shall make any tax election that would have an adverse effect on the Tax Liability or tax attributes of the Company or any of its Subsidiaries or settle or compromise any Tax Liability of the Company or any of its Subsidiaries. The Seller and the Company shall, before filing or causing to be filed any Tax Return of the Seller or the Company or any of its Subsidiaries or settling any Tax Liability not described in the preceding sentence, consult with NetWolves and its advisors as to the positions and elections that may be taken or made with respect to such return, and shall take such positions or make such elections as the Company and NetWolves shall jointly agree.

4.10     CAPITAL EXPENDItURES.

         Except as set forth on Schedule 5.6, neither the Company nor any of its Subsidiaries shall make or agree to make any new capital expenditure or expenditures which capital expenditures would exceed $50,000 in the aggregate.

4.11     DISCHARGE OF LIABILITIES.

         The Company shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any Liabilities, other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of Liabilities recognized or disclosed in the Financial Statements (or the notes thereto) of the Company or incurred since the date of such Financial Statements in the ordinary course of business consistent with past practice.

4.12     MATERIAL CONTRACTS.

         Except in the ordinary course of business, neither the Company nor any of its Subsidiaries shall (i) modify, amend or terminate any material contract to which the Company or such Subsidiary is a party, (ii) waive, release or assign any material rights or claims or (iii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or such Subsidiary is a party.

4.13     BENEFITS CHANGES.

         The Company shall not, and shall not permit any of its Subsidiaries to,
(i) increase the compensation or benefits of any director, officer or employee, except for increases in the ordinary course that are consistent with past practice, (ii) adopt any amendment to a benefit plan that materially increases the cost thereof, (iii) enter into any employment or consulting agreement with any director, officer or employee or (iv) accelerate the payment of compensation or benefits to any director, officer or employee.


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4.14     GENERAL.

         Neither the Seller nor the Company shall authorize any of, or commit or agree to take any of, the foregoing actions otherwise prohibited by this Article IV.



                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As a material inducement to NetWolves and the Buyer to enter into and perform its obligations under this Agreement, the Seller represents and warrants to NetWolves and the Buyer as set forth below.

5.1      ORGANIZATION AND CAPITALIZATION OF THE COMPANY.

         (a) Each of the Seller and the Company is a corporation duly organized, validly existing and in good standing under the laws of Minnesota, and the Company is qualified to do business in every jurisdiction in which the failure to so qualify could have a Material Adverse Effect on the Company. Schedule 5.1(a) lists all of the jurisdictions in which the Company is qualified to do business as a foreign corporation. Schedule 5.1(b) sets forth all names under which the Company has conducted the Business. The Seller owns all of the issued and outstanding capital stock of the Company and no other Person has any right to, or interest in, the outstanding capital stock of the Company or has any right, contingent or otherwise, to purchase, acquire or own, directly or indirectly, any equity interest in the Company. Schedule 5.1(a) lists all the directors and officers of the Company. The Seller has delivered to the Buyer correct and complete copies of the articles of incorporation and by-laws or other similar governing documents of the Company (as amended to date). The minute books (containing the records of meetings of the shareholders, the board of directors (or any similar person or body of persons), and any committees of the board of directors (or any similar person or body of persons)), the stock certificate books, and the stock record books of the Company, copies of which have been provided to the Buyer, are correct and complete in all respects. The Company is not in default under, or in violation of, any provision of its articles of incorporation or by-laws or other similar governing documents of the Company.

         (b) The entire authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are owned of record and beneficially by the Seller in the amounts set forth on Schedule 5.1(b), free and clear of any Lien. There are no outstanding or authorized options, warrants, preemptive rights, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.


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5.2      AUTHORIZATION OF TRANSACTION.

         The Company has all requisite corporate power and authority to own and operate the Business and to carry on the Business as now conducted. Each of the Company and the Seller has all requisite corporate power and authority to execute and deliver each Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each such Document and all related transactions and to perform its obligations under each such Document. Each Document to which the Company is a party has been duly and validly authorized by all necessary action (corporate or otherwise) on the part of the Company, and each Document to which the Company and/or the Seller is a party has been duly executed and delivered by the Company and/or the Seller, as the case may be, and constitutes the valid and legally binding obligation of the Company and/or the Seller, as the case may be, enforceable against such parties in accordance with its terms and conditions.

5.3      NON-CONTRAVENTION.

         Except as set forth on Schedule 5.3, neither the execution, delivery and performance of the Documents nor the consummation of the transactions contemplated by the Documents by the Company and/or the Seller, shall (a) violate any Law to which the Company, the Seller, the Business, the Shares or the assets of the Company is subject, (b) violate any provision of the Fundamental Documents of the Company, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any of the Company's Intellectual Property or any Contract to which the Company and/or the Seller is a party or (d) result in the imposition of any Lien upon the Shares or any of the assets of the Company. Except as set forth on
Schedule 5.3, neither the Company nor the Seller is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or any consent or approval of any other Person in order for the parties to consummate the transactions contemplated by the Documents or in order for the Buyer to own the Shares and the Company to conduct the Business in the ordinary course following the Closing.

5.4      SUBSIDIARIES.

         Schedule 5.4 attached hereto is a list of all Subsidiaries of the Company, setting forth (i) the name and percentage ownership by the Company of each of its Subsidiaries, (ii) the name and ownership interests of all other holders of the capital stock, partnership interests or other equity interests thereof and (iii) the names of the officers and directors, members, managers or partners, as the case may be, of each such Subsidiary. The Company is, directly or indirectly, the record and beneficial owner of the number of shares of capital stock, partnership interests, limited liability company membership interests or other equity interests of each of its Subsidiaries as indicated on
Schedule 5.4, there are no proxies with respect to such securities, and, except as set forth on Schedule 5.4, no securities of any of its Subsidiaries are or may become required to be issued, transferred or sold for any reason and all of the outstanding securities of each such Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights and are owned free and clear of any Lien or agreement with respect thereto (except as otherwise disclosed on Schedule 5.4). Except for its Subsidiaries and except as otherwise set forth on Schedule 5.4, the

Company does not, directly or indirectly, have any ownership interest in any corporation, partnership, joint venture, limited liability company or other entity. Except as set forth in Schedule 5.4, there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements to which the Company or any of its Subsidiaries is a party providing for the purchase, issuance or sale of any capital stock, partnership interests, limited liability company membership interests or other equity interests of any of the Company's Subsidiaries or any securities convertible into, exchangeable into or exercisable for, shares of capital stock, partnership interests or other equity interests of any of the Company's Subsidiaries and there are no outstanding written agreements to which the Company or any of its Subsidiaries is a party with respect to the issuance, transfer or voting of the securities of any of the Company's Subsidiaries.

5.5      FINANCIAL STATEMENTS.

         The following financial statements are referred to collectively herein as the "Financial Statements":

         (a) the unaudited balance sheets of the Company dated as of April 30, 2000 and 2001, respectively, and the related statements of operations, and shareholders' equity for the respective fiscal years then ended April 30, 2000 and 2001; the balance sheet dated April 30, 2001 is hereinafter referred to as the "Balance Sheet"; and

         (b) the interim balance sheets of the Company dated as of December 31, 2001 (the "Latest Balance Sheet") and the interim balance sheet of the Company dated as of October 31, 2001 and the related statements of operations, and shareholders' equity, together with the accompanying supplementary information, for the three-month period then ended.

         Schedule 5.5(a) contains the Financial Statements described in (a) and
(b) above. Except as specifically set forth on Schedule 5.5(b), each of the Financial Statements (including the notes thereto) (A) has been prepared in accordance with the books and records of the Company (which are true and correct in all material respects), (B) is true, correct and complete in all material respects, (C) fairly presents the financial condition, results of operations and changes in shareholders' equity which it purports to present as of the dates thereof and for the periods indicated thereon and (D) has been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject, in the case of the Latest Balance Sheet, to the lack of footnotes and other presentation items and normal annual accruals. Since May 1, 1999, except as required by applicable Law or GAAP, there has been no change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

5.6      EVENTS SUBSEQUENT TO OCTOBER 31, 2001.

         Since October 31, 2001, the Company has operated the Business in the ordinary course consistent with past practice and the Company has not suffered any Material Adverse Change. Since that date, except as set forth on Schedule 5.6:

         (a) no party (including the Company) has accelerated, terminated, modified or canceled any agreement, contract, document, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $20,000 to which the Company is a party or by which the Company is bound or which is otherwise material to the Company or the Business and, to the knowledge of Seller, no party intends to take any such action;

         (b) the Company has not made any redemptions of, or dividends or distributions in respect of, the outstanding shares of its capital stock or increased the compensation of any director, officer or employee thereof;

         (c) exclusive of intracorporate cost sharing arrangements and transfers of cash to Seller, the Company has not paid any fee, interest, royalty or any other payment of any kind to the Seller or any Affiliate of the Company;

         (d) the Company has not incurred any material debt, Lien upon any of its respective assets or any increase in the amount payable by the Company under any credit or loan agreement to which the Company is a party;

         (e) there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving the Company;

         (f) the Company has not sold, leased, transferred, or assigned any of its material assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

         (g) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the ordinary course of business;

         (h) the Company has not made any investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $20,000 or outside the ordinary course of business;

         (i) the Company has not delayed or postponed the payment of material accounts payable and other Liabilities outside the ordinary course of business, exclusive of delayed payments to Sprint Corporation;

         (j) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $20,000 or outside the ordinary course of business;

         (k) the Company has not granted any license or sublicense of any rights under, or with respect to, any Intellectual Property;

         (l) the Company has not entered into any employment contract or collective bargaining agreement, written or oral (other than ordinary course oral at-will employment arrangements, the generic terms of which are described on an aggregate basis (i.e., ranges of wages or salary, typical benefits, etc.) on Schedule 5.6 hereto), or modified the terms of any existing such contract or agreement;

         (m) the Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business;

         (n) neither the Seller nor the Company has failed to maintain in force the insurance policies referred to in Schedule 5.15 or insurance policies providing the same or substantially similar coverage; and

         (o) the Company has not committed to do any of the foregoing, whether orally or in writing.

5.7      ABSENCE OF UNDISCLOSED LIABILITIES.

         Except as set forth on Schedule 5.7, the Company has no Liabilities, except for (a) Liabilities reflected on the face of the liabilities section of the Latest Balance Sheet or the Balance Sheet, (b) Liabilities under any agreements, contracts, commitments, licenses or leases which have arisen prior to the date of the Latest Balance Sheet in the ordinary course of business (none of which relates to a breach of contract, breach of warranty, tort, infringement, violation of Law or Proceeding), and (c) Liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which relates to any breach of contract, breach of warranty, tort, infringement, violation of Law or Proceeding).

5.8      CREDITORS; BANKRUPTCY, ETC.

         Neither the Company nor the Seller is involved in any proceeding by or against the Company as a debtor in any court under the United States Bankruptcy Code or any other insolvency or debtors' relief act, whether state or Federal, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official of the Company or for any part of the Company's property.

5.9      LEGAL COMPLIANCE.

         The Company has complied with all applicable Laws, Environmental and Safety Requirements, Orders and Permits, and no Proceeding is pending or, to the knowledge of Seller, threatened, alleging any failure to so comply. Schedule 5.9 sets forth a list of all Permits under which the Company is operating or bound. Such Permits (a) constitute all Permits used or required in the conduct of the Business as presently conducted, (b) are in full force and effect, (c) have not been violated and (d) are not subject to any pending or, to the knowledge of Seller, threatened Proceeding seeking their revocation or limitation.

5.10     TITLE TO PROPERTIES.

         (a) Except as set forth on Schedule 5.10(a), (A) the Company owns good and marketable title, free and clear of all Liens (other than Permitted Liens), to all of its respective assets, and (B) the assets of the Company include all assets, properties and interests in properties presently used by, and necessary for, the conduct of the Business by the Company in the ordinary course.

         (b) The facilities, machinery, equipment and other tangible assets of the Company are in good condition (ordinary wear and tear expected) and repair (subject to routine maintenance and repair for similar assets of like age), fit for their particular purpose, and are usable in the ordinary course of the Business. The Company owns or leases under valid leases all machinery, equipment and other tangible assets necessary for the conduct of the Business as conducted as of the date hereof and as of the date of the Latest Balance Sheet.

         (c) Attached as Schedule 5.10(c) is a true and complete listing of all of the fixed assets of the Company. Schedule 5.10(c) specifies the locations of the assets of the Company.

         (d) The Company owns no real estate. Schedule 5.10(d) contains a list and brief description of all real property leased by the Company (the "Real Property"), as well as all buildings and other structures and material improvements located on such Real Property, the name of the lessor and any requirement of consent of the lessor to assignment, if any. The Real Property constitutes all real properties used or occupied by the Company in connection with the Business. With respect to the Real Property, the Company is the owner and holder of all of the leasehold estates purported to be granted by such lease and each lease is in full force and effect and constitutes a valid and binding obligation of the Company. The Company has delivered to the Buyer true and complete copies of all leases referred to in Schedule 5.10(d).

         (e) With respect to the Real Property, except as set forth in Schedule 5.10(e):

                  (i) no portion thereof is subject to any pending condemnation Proceeding by any public or quasi-public authority and, to the knowledge of Seller, there is no threatened condemnation Proceeding with respect thereto;

                  (ii) no notice of any increase in the assessed valuation of the Real Property and no notice of any contemplated special assessment has been received by the Company, and, to the knowledge of Seller, there is no threatened increase in the assessed valuation or special assessment pertaining to any of the Real Property;

                  (iii) there are no leases or other agreements, written or oral, to which the Company is a party, granting to any party or parties (other than the Company) the right of use or occupancy of any portion of any parcel of Real Property;

                  (iv) there are no parties (other than the Company or its lessees disclosed pursuant to paragraph (iii) above) in possession of any of the Real Property;

                  (v) with respect to the Real Property, there have been no discussions or correspondence with the landlord thereof concerning renewal terms for those leases scheduled to expire within twelve (12) months of the date of this Agreement; and

                  (vi) the physical condition of the Real Property is sufficient to permit the continued conduct of the Business as presently conducted subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction.

5.11     BANK ACCOUNTS; POWERS OF ATTORNEY.

         Schedule 5.11 sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all Persons holding general or special powers of attorney from the Company and a summary of the terms thereof.

5.12     TAX MATTERS.

         Except as set forth on Schedule 5.12, the Company and each other corporation included in any consolidated or combined tax return or part of an affiliated group, within the meaning of Section 1504 of the Code, of which the Company is or has been a member, (A) have timely paid all Taxes required to be paid by them through the date hereof (including any Taxes shown due on any Tax Return) and (B) have filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by them with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true and complete. All Taxes shown to be due on each of the Tax Returns filed by the Company have been timely paid in full. Except as set forth in Schedule 5.12: (i) no Liens have been filed and the Company has not been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return of the Company (or the failure to file a Tax Return), and no waivers of statutes of limitations have been given or requested with respect to the Company; (ii) there are no pending Tax audits of any Tax Returns of the Company; (iii) no unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against the Company or any member of any affiliated or combined group of which the Company was or is a member;
(iv) the Company has made full and adequate provision (x) on the Latest Balance Sheet for all Taxes payable by it for all periods prior to the date of the Latest Balance Sheet and (y) on its books for all Taxes payable by it for all periods beginning on or after the date of the Latest Balance Sheet; (v) the Company has not nor will it incur any Liability with respect to any Taxes (a "Tax Liability") from and after the date of the Latest Balance Sheet other than Taxes incurred in the ordinary course of business and consistent with previous years; (vi) the Company has not been nor is now a "personal holding company" within the meaning of Section 542 of the Code or a United States real property holding corporation within the meaning of Section 897 of the Code; (vii) the Company and its predecessors have complied in all respects with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees) and the Company is not liable for any Taxes for failure to comply with such Laws; and (viii) the Company is not now nor has the Company been a party to any Tax sharing agreement. The Company has not agreed to and the Company is not required to make any adjustments pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of the Company.

5.13     INTELLECTUAL PROPERTY.

         (a) Schedule 5.13(a) identifies (i) all Intellectual Property consisting of patents, patent applications, trademarks and service marks, logos, trade names, corporate names, copyrights, computer programs and software, domain names, and url's used in connection with the Business, (ii) each license, agreement or other permission which the Company has granted to any third party with respect to any Intellectual Property used in connection with the Business, and (iii) excluding readily available "off the shelf," "shrink wrapped" software, each item of Intellectual Property that any third party owns and that the Company uses in connection with the Business pursuant to license, sublicense, agreement or permission (clauses (ii) and (iii) are collectively referred to as "Licensed Intellectual Property").

         (b) Except as set forth on Schedule 5.13(b),

                  (i) the Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties or committed any acts of unfair competition, and the Company has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation, conflict or act of unfair competition;

                  (ii) the Company owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, and, where necessary, has made timely and proper application for, all Intellectual Property (other than the Licensed Intellectual Property) necessary or required for the conduct of the Business as currently conducted and as proposed to be conducted and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to such Intellectual Property;

                  (iii) there are no royalties, honoraria, fees or other payments payable by the Company to any Person by reason of the ownership, use, license, sale or disposition of the Intellectual Property;

                  (iv) no activity, service or procedure currently conducted or proposed to be conducted by the Company violates or will violate any agreement governing the use of Licensed Intellectual Property;

                  (v) the Company has taken reasonable and practicable steps (including, without limitation, entering into confidentiality and nondisclosure agreements with all officers, directors and employees of, and consultants to, the Company with access to or knowledge of the Intellectual Property) designed to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in, all Intellectual Property;

                  (vi) no patent, formulation, invention, device, application or principle nor any Law exists or, to the knowledge of Seller, is pending or proposed that would have or could reasonably be expected to have a Material Adverse Effect on the Business as presently conducted or as contemplated to be conducted;

                  (vii) the Company has not sent to any third party in the past five (5) years or otherwise communicated to another Person any charge, complaint, claim, demand or notice asserting infringement or misappropriation of, or other conflict with, any Intellectual Property right of the Company by such other Person or any acts of unfair competition by such other Person, nor, to the knowledge of Seller, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened; and

                  (viii) the consummation of the transactions contemplated by the Documents will not result in a reduction, waiver or other diminishment of any material legal right represented by the Company's Intellectual Property utilized in the Business.

5.14     CONTRACTS AND COMMITMENTS.

         Except as set forth on Schedule 5.14 or as contemplated by this Agreement, the Company is not a party to any written or oral:

         (a) contract, agreement or arrangement for the employment of, or benefits to, any officer, individual employee, or other Person on a full-time, part-time, consulting or other basis;

         (b) instrument, agreement or indenture relating to Funded Indebtedness or to the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company;

         (c) factoring arrangement or other agreement involving the sale of the Company's accounts receivable to a third party at a discount;

         (d) guarantee of any obligation for borrowed money or otherwise;

         (e) agreement with respect to the lending or investing of funds;

         (f) lease or agreement under which the Company is the lessee of or the holder or operator of any real or personal property owned by any other party;

         (g) lease or agreement under which the Company is the lessor of or permits any third party to hold or operate any real or personal property owned or controlled by the Company;

         (h) assignment, license, indemnification or agreement with respect to any form of intangible property, including, without limitation, any Intellectual Property or confidential information;

         (i) contract or group of related contracts with the same party (excluding purchase orders entered into in the ordinary course of business) for the purchase or sale of products or services under which the undelivered balance of such products and services has a selling price in excess of $20,000;

         (j) contract which prohibits the Company from freely engaging in business anywhere in the world;

         (k) contract relating to the purchase, distribution, marketing or sales of the Company or any other Person's products (other than purchase and sales orders entered into in the ordinary course of business consistent with past practices and the performance of which by the parties thereto is reasonably expected to be substantially completed within sixty (60) days of the execution thereof);

         (l) contract with any Affiliate; or

         (m) other agreement or instrument material to the Business.

         Each agreement, lease, license, contract or commitment disclosed on
Schedule 5.14 is valid and enforceable against the Company and the other parties thereto. Except as specifically disclosed in Schedule 5.14, the Company has performed in all material respects all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any such agreement, lease, license, contract or commitment to which it is a party; and no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach under any such document. To the knowledge of Seller, no other party to any agreement, lease, license, contract, or commitment to which the Company is a party is in default under or in breach of such document and no event has occurred which with the passage of time or giving of notice or both would result in a default or breach under any such document. The Company has supplied the Buyer with (i) a true, correct and complete copy of each of the documents listed on Schedule 5.14, together with all amendments, waivers or other changes thereto, and (ii) a complete description of all oral agreements to which the Company is a party.

5.15     INSURANCE.

         Schedule 5.15 lists and briefly describes each insurance policy and self insurance arrangement maintained by or for the benefit of the Company with respect to its properties, assets and business, and all currently pending claims thereunder. All of such insurance policies are in full force and effect. Neither the Seller nor the Company is in default with respect to their obligations under any of such insurance policies and neither the Seller nor the Company has received any notification of cancellation or modification of any of such insurance policies or has any claim outstanding which could be expected to cause a material increase in rates applicable for the Company's insurance. There are no facts or circumstances which exist that might relieve any insurer under such insurance policies of its obligations to satisfy in full claims thereunder. The Company and/or the Seller, on behalf of the Company, maintains insurance coverage of a type and amount customary for entities of similar size engaged in similar lines of business as the Company. Schedule 5.15 lists each claim (and the disposition thereof) submitted since May 1, 1999 under any insurance policy and self insurance arrangement maintained by or for the benefit of the Company with respect to its properties, assets and business during such period.

5.16     LITIGATION.

         Except as set forth on Schedule 5.16, there are no Proceedings pending or, to the knowledge of Seller, threatened against the Company and there is no Basis for any of the foregoing. Schedule 5.16 also sets forth all Proceedings involving the Company during the last five (5) years which (i) alleged criminal conduct by the Company, (ii) resulted in the Company paying or receiving an amount in excess of $20,000 in connection with the adjudication or compromise of such matter or (iii) had a Material Adverse Effect on the Company. All materials provided to the Buyer relating to the matters described in Schedule 5.16 are true, correct and complete.

5.17     EMPLOYEES.

         (a) Schedule 5.17(a) lists all current employees of the Company as of the Closing Date, their permanent classifications (if applicable), their current hourly rates of compensation or base salaries (as applicable) and the commencement date of their employment. In addition, to the extent any current employees are on leaves of absence, Schedule 5.17(a) indicates the nature of such leave of absence and each such employee's anticipated date of return to active employment. Schedule 5.17(a) also sets forth all former employees of the Company who left the employ of the Company within the past twelve (12) months, including their name and position. No executive, key employee or group of employees of the Company listed on Schedule 5.17(a) has indicated any plans to
(i) terminate employment with the Company or (ii) not continue employment with the Company immediately after the Closing. The Company has complied in all material respects with all Laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to immigration and citizenship (including proper completion and processing of Forms I-9 for all employees), wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes.

         (b) Except as set forth on Schedule 5.17(b), (i) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees and upon termination of the employment of any such employees, neither the Buyer nor the Company will by reason of anything done prior to the Closing be liable to any of such employees for severance pay or any other payments, (ii) there is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other Governmental Entity and none is or has been threatened, (iii) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or involving the Company, (iv) no labor union currently represents the employees of the Company, (v) to the knowledge of Seller, no labor union has taken any action with respect to organizing the employees of the Company, and (vi) neither any material grievance nor any arbitration proceeding arising out of employment by the Company is pending and no claim thereto has been asserted against the Company. Except as set forth in Schedule 5.17(b), the Company is not a party to, or bound by, any collective bargaining agreement, union contract or singular agreement.

         (c) Except as set forth on Schedule 5.17(c): (i) the Company is, and has at all times been, in compliance in all material respects with all applicable laws respecting employment and employment practices, including without limitation, terms and conditions of employment, wages, hours of work, employment discrimination and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (ii) to the knowledge of Seller, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (iii) the Company has provided or will timely provide prior to the Closing Date all notices required by law to be given prior to the Closing Date by the Company of the transactions contemplated by this Agreement to all local, state or federal labor, wage-payment, equal employment opportunity, unemployment-insurance and related agencies; (iv) the transactions contemplated by this Agreement will not create any liability under any local, state or federal law respecting reductions in workforce or the impact on employees of plant closings or sales of businesses; and (v) the Company and each member of its respective business enterprise has complied with, in all material respects, the Worker Adjustment and Retraining Notification Act.

         (d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated (either alone or in conjunction with any other event) hereby will: (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company from the Company under any Plan (defined in Section 5.18 below) or otherwise; (ii) increase any benefits otherwise payable under any Plan or otherwise; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         (e) The Company has no knowledge of any valid claim that may be asserted by any third party against the Company or any of the Designated Persons (as hereinafter defined) with respect to (i) the employment by, or association with the Company of any of the present officers or employees of or consultants to the Company (said officers, employees and/or consultants being hereinafter, collectively referred to as the "Designated Persons") or (ii) the use, in connection with the Business, by any of the Designated Persons of any information which the Company or any of the Designated Persons is prohibited from using, in each case under any prior agreements, arrangements or other preexisting set of facts, including, without limitation, any such agreement or arrangement between any of the Designated Persons, or any legal or equitable considerations applicable to, among other things, unfair competition, trade secrets or proprietary information.

5.18     EMPLOYEE BENEFITS.

         (a) Employee Benefit Plans. Schedule 5.18(a) sets forth a true and complete list of all Employee Benefit Plans (as used in this Section 5.18, the "Plans") (i) that cover any present or former employees or directors of the Company (A) that are maintained, sponsored or contributed to by or on behalf of the Company or (B) with respect to which the Company is obligated to contribute or has any Liability or potential Liability, whether direct or indirect or (ii) with respect to which the Company has any Liability or potential Liability on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate of the Company.

         (b) Administration and Compliance of the Plans. Except as set forth on
Schedule 5.18(b), with respect to each Plan:

                  (i) there have been no violations of ERISA or other applicable Laws with respect thereto (including, without limitation, any nonexempt Prohibited Transactions); no fiduciary (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets thereof; no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets thereof (other than routine claims for benefits) is pending or threatened; and the Company has no knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation and each Plan has been administered in all material respects in accordance with its terms;

                  (ii) such Plan, if intended to be "qualified", within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from Tax under Section 501(a) of the Code, and nothing has occurred that has or could adversely affect such qualification or exemption;

                  (iii) the Company has timely deposited all amounts withheld from employees for pension, welfare or other benefits into the appropriate trusts or accounts;

                  (iv) the Company has no liability for any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits to former beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6, Title I of ERISA; there has been no communication to employees by the Company which could reasonably be interpreted to promise or guarantee such employees retiree health or life insurance or other such "welfare-type" benefits;

                  (v) the Company has provided the Buyer with true and complete copies, to the extent applicable, of all documents pursuant to which such Plan is maintained and administered, the current summary plan description and any material modifications thereto, the two most recent annual reports (Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations, and opinions (and pending requests therefor), and if such Plan provides post-retirement or post-employment health and life insurance, accident, or other "welfare-type" benefits, the most recent valuation of the present and future obligations under such Plan; the foregoing documents accurately reflect all material terms of such Plan; and

                  (vi) no benefit or amount payable or which may become payable by the Company pursuant to any Plan, agreement or contract with any employee shall constitute an "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law), which is or may be subject to the imposition of an excise tax under
Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

         (c) Multi-Employer Plans, Controlled Group Liability, Etc. The Company and each of its ERISA Affiliates are not and have not ever maintained or been obligated to contribute to a Multiple Employer Plan, a Multi-Employer Plan, a Defined Benefit Pension Plan or a "multiple employer welfare arrangement" as that term is defined in Section 3(40) of ERISA. There does not now exist, nor do any circumstances exist that could result in any liability of the Company following the Closing (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations. Without limiting the foregoing, neither the Company nor any ERISA Affiliate of the Company has engaged in any transaction described in Sections 4069, 4212 or 4204 of ERISA.

5.19     ENVIRONMENT AND SAFETY.

         (a) Except as set forth in Schedule 5.19, the Company has materially complied and is in material compliance with all Environmental and Safety Requirements (including, without limitation, all permits, licenses and other authorizations that may be required thereunder) for the occupation of the Real Property and the operation of the Business or otherwise related to the Real Property or the Business. Schedule
5.19 contains a list of all permits, licenses and authorizations required under all Environmental and Safety Requirements. The Company has accurately prepared and timely filed with the appropriate Governmental Entities all reports, notifications, and filings required pursuant to Environmental and Safety Requirements affecting the Real Property or the Business. The Company has not received notice of any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice against the Company alleging any violation of, any liability (contingent or otherwise) or any corrective or remedial obligation under any Environmental and Safety Requirements or involving any of its current or past operations or any Real Property currently or formerly used by the Company. The Company has not expressly or by operation of law assumed, undertaken or become subject to any Liability of any other Person under any Environmental and Safety Requirements. Schedule 5.10(d) sets forth a complete and accurate list of all real property owned, leased or operated by the Company in connection with the Business. None of the following exists nor, to the knowledge of Seller, has ever existed, at any of the Real Property or any other real property previously owned or operated by the Company: (i) underground storage tanks; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; and (iv) landfills, surface impoundments or disposal areas. No Environmental Lien has attached to any property owned, leased or operated by the Company. The Company has not been notified that it is potentially responsible or liable under or received any requests for information or other correspondence concerning any site or facility under CERCLA or any similar law. The Company has not entered into or received any consent, decree, compliance order, or administrative order pursuant to Environmental and Safety Requirements and under which there are continuing obligations.

         (b) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including, without limitation, any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities pursuant to CERCLA, SWDA or any other Environmental and Safety Requirement, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations. The transactions contemplated by this Agreement do not impose any obligations under any Environmental and Safety Requirements for site investigation or cleanup, or notification to any Governmental Entities or third parties. To the knowledge of Seller, no facts, events or conditions relating to the past or present properties, operations or facilities of the Company would prevent compliance by the Company or the Buyer with, or give rise to any Liability or investigatory, corrective or remedial obligation of the Buyer with respect to, Environmental and Safety Requirements, including, without limitation, any Liability related to environmental contamination or violations of health and safety requirements.

         (c) The Company has provided the Buyer with true, correct, and complete copies of all environmental reports and studies in the possession, custody or control of the Company with respect to the Business or any of the Real Property or real property owned or leased by the Company and, to the knowledge of Seller, there are no other environmental reports or studies with respect thereto.

5.20     CUSTOMERS AND SUPPLIERS.

         Schedule 5.20 lists all material customers and all material suppliers of the Company during (i) the fiscal year ended 2000, (ii) the fiscal year ended 2001 and (iii) the fiscal year ending 2002 through September 30, 2001. Except as set forth on Schedule 5.20, no such customer, supplier or subcontractor has terminated or materially reduced its business with the Company since September 30, 2001. No changes have occurred to the customer base other than in the ordinary course of business. The Company has not received any notice or otherwise has any reason to believe that any of the customers, suppliers or subcontractors listed in Schedule 5.20 intends to terminate or materially reduce its business with the Company.

5.21     ACCOUNTS RECEIVABLE.

         The notes and accounts receivable reflected on the Latest Balance Sheet (net of allowances for doubtful accounts as reflected thereon) are valid receivables and, except as set forth on Schedule 5.21, have been collected or are current and collectible within ninety (90) days after the due date related to such receivables, subject to no valid counterclaims or set-offs, at the aggregate recorded amount thereof as shown on the Latest Balance Sheet. The notes and accounts receivable reflected on the books and records of the Company as of the Closing Date are valid receivables and, except as set forth on
Schedule 5.21, are current and collectible within ninety (90) days after the due date or the execution date related to such receivables, subject to no valid counterclaims or set-offs, at the aggregate recorded amount thereof recorded on each books and records, net of the recorded amount of allowances for doubtful accounts computed in a manner consistent with the accounting practices used in the preparation of the Latest Balance Sheet.

5.22     ACCOUNTS AND NOTES PAYABLE.

         Except as set forth on Schedule 5.22, all accounts payable and notes payable by the Company to third parties as of the date hereof arose in the ordinary course of business. Schedule 5.22 sets forth the payee, the due date and the amount of all accounts and notes payable of the Company as of December 31, 2001.

5.23 WARRANTIES OF PRODUCTS AND SERVICES; PRODUCT LIABILITY; REGULATORY COMPLIANCE.


         (a) Except as set forth on Schedule 5.23, all products manufactured, sold, distributed, leased, installed, used, delivered or held in inventory by the Company (including, without limitation, all documentation furnished in connection therewith) are free from any material defects and conform in all material respects with all customary and reasonable standards for products of such type, with all applicable contractual commitments and with all express and implied warranties, and the Company has no Liability (and, to the knowledge of Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any Liability) for replacement or repair in connection with its Business or other damages, subject only to the reserve for warranty claims set forth on the face of the Latest Balance Sheet (rather than in any notes thereto). No product manufactured, sold, distributed, leased, installed, used or delivered by, or service provided by, the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, lease or provision of services. Copies of the standard terms and conditions of sale, lease or provision of services for the Company (containing applicable guaranty, warranty and indemnity provisions) are set forth on Schedule 5.23.

         (b) Except as set forth on Schedule 5.23, since May 1, 1999, no Governmental Entity regulating the Business has commenced, or threatened to commence, any investigation or proceeding relating to the Business, and the Company has not been responsible for, subject to, become aware or otherwise been notified of, and does not now have any Liability (and, to the knowledge of Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any Liability), arising out of any injury to individuals or property as a result of or in connection with any of the services performed by the Company or any product manufactured, sold, distributed, leased, installed, used or delivered by, or service provided by, the Company.

5.24     INSIDER INTERESTS.

         Except as set forth on Schedule 5.24, and except for compensation to regular employees of the Company and with respect to intracorporate cost sharing arrangements, no current or former Affiliate of the Company or any Associate thereof, is now, or has been during the last five fiscal years, (i) a party to any transaction or contract with the Company, (ii) indebted to the Company, or
(iii) to the knowledge of Seller the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier, lessor, subcontractor, or customer of the Company (other than non-affiliated holdings in publicly held companies), nor does any such Person receive income from any source other than the Company which should properly accrue to the Company. Except as set forth on Schedule 5.24, the Company and its Affiliates are not the guarantors or otherwise liable for any Liability (including indebtedness) of the Seller.

 5.25    CONFLICTS OF INTERESTS.

         None of the Company or, to the knowledge of Seller, any officer, director, employee, agent or any other Person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or other Person who was, is, or may be in a position to help or hinder the business of the Company (or assist in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any Proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the Company, or
(iii) if not continued in the future, might have a Material Adverse Effect on the Company.

5.26     BROKERS.

         Schedule 5.26 sets forth a true and complete list of, and copies of all agreements with (or descriptions of all oral arrangements with), each agent, broker, investment banker, Person or firm who or which has acted on behalf, or under the authority, of the Company or the Seller or will be entitled to any fee or commission directly or indirectly from the Buyer or the Company in connection with any of the transactions contemplated hereby.

5.27     CERTAIN PRACTICES.

         None of the Company, nor, to the knowledge of Seller, any officer, director, employee, consultant or agent thereof acting on its behalf has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign, federal, state or local governmental official for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a foreign, federal, state or local governmental agency or subdivision thereof or (b) any political party or official thereof or candidate for political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign government or agency or subdivision thereof, in the case of both (a) and
(b) above in order to assist the Company to obtain or retain business for or direct business to the Company under circumstances which would subject the Company to Liability.

                                   ARTICLE VI

              REPRESENTATIONS AND WARRANTIES OF BUYER AND NETWOLVES

         As a material inducement to the Seller to enter into and perform its obligations under this Agreement, the Buyer and NetWolves represent and warrant to the Seller as follows:

6.1      ORGANIZATION.

         The Buyer and NetWolves are corporations duly organized, validly existing and in good standing under the laws of the State of New York.

6.2      AUTHORIZATION OF TRANSACTION.

         Each of the Buyer and NetWolves have full corporate power and authority to execute and deliver each Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of the Documents and all related transactions and to perform its obligations under the Documents. Each Document to which the Buyer or NetWolves is a party has been duly authorized by all necessary corporate action on the part of the Buyer or NetWolves, as the case may be, and has been duly executed and delivered by such entity and constitutes the valid and legally binding obligation of such entity, enforceable against such entity in accordance with its terms and conditions.

6.3      NO RESTRICTIONS AGAINST PURCHASE OF SHARES.

         Neither the execution, delivery and performance of the Documents nor the consummation of the transactions contemplated thereby, nor compliance by the Buyer or NetWolves, as the case may be, with any of the provisions thereof, will
(i) violate, conflict with, or result in a material breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of the Fundamental Documents of the Buyer or NetWolves, as the case may be, or under any note, bond, mortgage, indenture, deed of trust, or other agreement to which the Buyer or NetWolves is bound, or by which the Buyer or NetWolves or any of their respective properties or assets may be bound or affected, which in either case would prevent the Buyer's consummation of the transactions contemplated hereby, or (ii) violate any Law applicable to the Buyer or NetWolves or any of their respective properties or assets which would prevent the consummation of the transactions contemplated hereby. To the knowledge of Buyer and NetWolves, except as set forth on Schedule 6.3 no consent or approval by, notice to, or registration with, any Governmental Entity is required on the part of the Buyer or NetWolves in connection with the execution and delivery of this Agreement or the consummation by the Buyer or NetWolves of the transactions contemplated hereby which would prevent the consummation of the transactions contemplated hereby.

                                  ARTICLE VII

                    INDEMNIFICATION AND ADDITIONAL AGREEMENTS

7.1      SURVIVAL.

         The representations, warranties, covenants and other agreements set forth in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby; provided, however, that any claim for Damages arising out of, or with respect to, the inaccuracy of any such representation or the breach of any such warranty must be asserted in writing by notice given to the other party on or before the earlier of (i) sixty (60) days following receipt by the parties hereto of an audit report prepared in the ordinary course by an independent accounting firm with respect to the financial statements of the Company for the first full fiscal year of the Company following the Closing Date and (ii) the date that is two (2) years following the Closing Date, failing which any such claim shall be waived and extinguished; provided, however, claims for Damages with respect to the inaccuracy of representations and breach of warranties contained in Sections 5.1, 5.2, 5.3, 5.10(a), 5.12, 5.18, 5.19, 5.26, 6.1, 6.2 and 6.3 hereof may be asserted until the expiration of the applicable statute of limitations (giving effect to any waivers or extensions thereof) for which any third party claims may be asserted. No right of a party seeking indemnification hereunder shall be affected by any examination made for or on behalf of such party, or the acceptance by such party of any certificate or opinion; provided further, however, to the extent a party has expressly waived compliance with a condition precedent to Closing, such waiver shall also constitute a waiver of any claim for indemnification as to such matter.

7.2      INDEMNIFICATION.

         (a) The Seller shall indemnify, defend and hold harmless the Buyer, NetWolves, their Affiliates and their respective successors, assigns, officers, directors, stockholders, and employees (collectively, the "Buyer Group") against any Damages that any member of the Buyer Group may suffer, sustain or become subject to as the result of, or arising from the breach by the Seller of any representation, warranty, covenant or agreement contained in this Agreement, any other Document or in any exhibit, schedule or attachment hereto or thereto or in any certificate delivered by the Seller in connection herewith or therewith.

         (b) The Buyer and NetWolves shall indemnify and hold harmless the Seller and its officers, directors and employees, and successors and assigns (collectively, the "Seller Group") against any Damages which they may suffer, sustain or become subject to as the result of or arising from a breach of any representation, warranty, covenant or agreement by the Buyer contained in this Agreement, any other Document or in any exhibit, schedule or attachment hereto or thereto or in any certificate delivered by the Buyer in connection herewith or therewith.

         (c) Anything in Section 7.2(a) or (b) hereof to the contrary notwithstanding, a party shall not have the right to be indemnified for breaches of representations and warranties under this Agreement unless and until such party shall have incurred on a cumulative basis Damages in an amount exceeding $75,000 (the "Deductible Amount") and in such event the party may recover Damages in excess of the Deductible Amount; provided, however, that in no event shall the limitations set forth in this Section 7.2(c) hereof apply with respect to the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.10(a) or 5.26 hereof, any liability or obligation assumed by Seller pursuant to the Assignment and Assumption Agreement, or willful breaches.

         (d) Except as provided in Section 7.2(c) hereof, the Buyer Group shall first set off and apply against any amounts due and payable to the Seller pursuant to the Note an amount equal to the amount of any Damages in excess of the Deductible Amount suffered, sustained, incurred or required to be paid by the Buyer Group (or their assigns) pursuant to Section 7.2(a) hereof. Notwithstanding the foregoing, (i) the Buyer Group shall be obligated to set off only one-half (1/2) of any Damages in excess of the Deductible Amount, if any, resulting or arising from a breach of the representations and warranties contained in Section 5.5 hereof, with the remainder to be paid by Seller in cash and (ii) the Buyer Group shall not be obligated to set off any Damages incurred in the defense of any third party claim or arising from any liability or obligation assumed by Seller pursuant to the Assignment and Assumption Agreement which Damages shall be paid by the Seller in full in cash.

         (e) No items as to which any indemnification claim or other remedy is obtained by or on behalf of a party hereto can serve as the basis of an additional claim for indemnification or other remedy hereunder. No party shall be indemnified for Damages resulting from its own negligence.

7.3      INDEMNIFICATION PROCEDURES.

         (a) If any third party shall notify any party to this Agreement (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under Section 7.2 hereof (a "Third Party Claim"), then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced by the delay. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the

Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim (subject to the limitations set forth in Sections 7.2(c) and 7.2(d)), (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith and reasonable judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnified Party may participate in the defense of such claim with co-counsel of its choice to the extent that the Indemnified Party believes in its sole discretion that such matter shall affect its ongoing business; provided, however, that the reasonable fees and expenses of the Indemnified Party's counsel shall be at the expense of the Indemnified Party unless (A) the Indemnifying Party has agreed in writing to pay such fees and expenses, (B) the Indemnifying Party has failed to assume the defense and employ counsel as provided herein or (C) a claim shall have been brought or asserted against the Indemnifying Party as well as the Indemnified Party, and such Indemnified Party shall have been advised in writing by counsel that there may be one or more factual or legal defenses available to it that are in conflict with those available to the Indemnifying Party, in which case such co-counsel shall be at the expense of the Indemnifying Party; provided, however, that the Indemnifying Party will not be required to pay the fees and expenses of more than one separate principal counsel (and any appropriate local counsel) for all Indemnified Parties. If, within such 15-day period, the Indemnifying Party does not assume the defense of such matter or fails to defend the matter in the manner set forth above, the Indemnified Party may defend against the matter in any manner that it reasonably may deem appropriate and may consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to such matter without the consent of the Indemnifying Party and, subject to the limitations set forth in Sections 7.2(c) and 7.2(d), the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim (including reasonable attorneys' fees and expenses) and, subject to the limitations set forth in Sections 7.2(c) and 7.2(d), the Indemnifying Party will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the claim to the fullest extent provided herein.

         (b) With respect to any claim for indemnification hereunder which does not involve a Third Party Claim, the Indemnified Party will give the Indemnifying Party written notice of such claim. The Indemnifying Party may acknowledge and agree in writing to satisfy such claim within twenty (20) days of receipt of notice of such claim from the Indemnified Party (a "Validated Claim"). In the event that the Indemnifying Party shall dispute such a claim, the Indemnifying Party shall provide written notice of such dispute to the Indemnified Party within twenty (20) days of receipt of notice of such claim, setting forth the basis of such dispute. Upon resolution of such dispute in favor of indemnification pursuant to the arbitration provisions set forth in
Section 7.3(d) hereof, such claim shall then be a Validated Claim. With respect to any Validated Claim, the Indemnifying Party shall be responsible for the payment of such claim

(subject to the limits set forth in Sections 7.2(c) and 7.2(d)); provided, however, that if the Seller is the Indemnifying Party, such claim shall first be deducted from the total principal of the Note.

         (c) Limitation on Remedies. The parties shall use reasonable efforts to collect the proceeds of any insurance which would have the effect of reducing Damages (in which case such proceeds shall reduce such Damages) and, if indemnification payments shall have been received prior to the collection of such proceeds, shall remit the amount of such proceeds (net of the cost of collection thereof) to the extent of indemnification payments received in respect of such Damages. To the extent that any Damages are reduced by receipt of payment under insurance policies, such payments (net of the expenses of the recovery thereof and any increase in premiums resulting therefrom) shall be credited against such Damages.

         (d) Arbitration of Indemnification Disputes. Any disputes relating to or arising under Sections 7.1 through 7.3 of this Agreement shall be resolved by mutually binding arbitration pursuant to the procedures set forth in this
Section 7.3(d). Any party to this Agreement seeking resolution of any such dispute hereunder shall submit written notice of such dispute to the other parties hereto. Such notice shall be deemed to be a demand for arbitration. Such dispute shall then be submitted to an arbitrator mutually agreeable to the Seller and the Buyer. In the event the Seller and the Buyer are unable to mutually agree upon an arbitrator, the Seller and the Buyer shall each choose one arbitrator, and the two arbitrators chosen by the Seller and the Buyer will together choose a third arbitrator. The final determination of the arbitrator shall be binding upon the parties hereto, and the party who is liable to pay such claim shall pay all of the costs and expenses of such arbitration. Such arbitration shall be conducted in Minneapolis, Minnesota in accordance with the then applicable rules of the American Arbitration Association. The judgment of the arbitrator may be enforced in accordance with the laws in any Federal or state court in Minnesota having jurisdiction over such controversy or claim.

7.4      TRANSACTION EXPENSES.

         (a) The Buyer shall pay all of its expenses incurred in connection with the transactions contemplated hereby and the costs, including attorney's fees, attendant to the process of notifying, registering and obtaining approvals and consents from any Governmental Entities with jurisdiction in respect of the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby. The Seller shall pay all of its expenses and the expenses of the Company incurred in connection with the transactions contemplated hereby, including all of the Liabilities of the Company for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement, the other Documents or the consummation (or preparation for the consummation) of the transactions contemplated hereby or thereby (including all attorneys' and accountants' fees, and brokerage fees incurred by or imposed upon the Company).

         (b) In no event shall the Buyer or the Company be liable for any income, capital gain, franchise or other similar Tax arising or imposed on the Seller or the Company as a result of the transactions contemplated herein, and the Seller shall pay all transfer, stamp (including documentary stamp taxes, if any) and other similar Taxes or governmental charges with respect to the transactions herein contemplated. Any Taxes imposed on the sale of the Shares at the Closing shall be borne by the Seller.

7.5      EFFORTS TO CONSUMMATE; FURTHER ASSURANCES; TRANSITION ASSISTANCE.

         Subject to the terms and conditions herein provided, the parties hereto shall do or cause to be done all such acts and things as may be necessary, proper or advisable (including, without limitation, the completion and effectuation of all filings and registrations with, and the obtaining of all consents and approvals from, all applicable Governmental Entities), consistent with all applicable Laws, to consummate and make effective the transactions contemplated hereby as soon as reasonably practicable. Each of the parties hereto agrees that it will from time to time on or after the Closing promptly do, execute, acknowledge and deliver and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, bills of sale, assignments, transfers, conveyances, powers of attorney, assurances and other documents as may be reasonably requested by any of the other parties hereto for better assigning, transferring, granting, conveying, assuring and conferring right, title and interest to the Buyer of the Shares. Without limiting the generality of the foregoing, the parties hereto agree to cooperate with each other and to provide each other with all information and documentation reasonably necessary to (i) permit the preparation and filing of all federal, state, local, and other Tax returns and Tax elections with respect to the Business and (ii) effectuate all operational matters concerning operating the Business by the Buyer after the Closing in an efficient manner and consistent with the operation of the Business by the Company before the Closing.

7.6      CONFIDENTIALITY.

         (a) The Company and the Seller on the one hand and the Buyer on the other hand (for a period of two (2) years after the date hereof, if the Closing does not occur) shall keep confidential all information and materials regarding the other reasonably designated by such party or parties as confidential at the time of disclosure thereof; provided, that, the Buyer may disclose such information and materials of the Company and/or the Seller to its officers, directors, financing sources, Affiliates, representatives, accountants and counsel who need to have such information or materials to consummate the transactions contemplated by the Documents; provided, further, that the provisions of this Section 7.6 shall not bind the Company or the Buyer from using any of the information contained in their respective businesses. For purposes of this Agreement, confidential business information that does not constitute a trade secret under applicable law will not be treated as confidential information under this Section 7.6 after the second anniversary of the Closing, but will remain subject to any other limitation on use or disclosure under any other agreement, applicable law, or otherwise. Notwithstanding anything to the contrary contained herein, no party hereto shall be required to maintain as confidential any information or material which:

                  (i) is now, or hereafter becomes, through no act or failure to act on the part of such party which would constitute a breach of this Section 7.6, generally known or available to the public;

                  (ii) is known to such party at the time of the disclosure of such information;

                  (iii) is hereafter furnished to such party by a third party, who, to the best knowledge of such party, is not under obligations of confidentiality to any other party, without restriction on disclosure;

                  (iv) is disclosed with the written approval of the party to which such information or material pertains;

                  (v) is required to be disclosed by law, court order, or similar compulsion (including the obligations of the Seller under the rules and regulations of The Nasdaq Stock Market); provided, however, that, such disclosure shall be limited to the extent so required or compelled; and provided, further, however, that the party required to disclose such confidential information and material shall give the other party notice of such disclosure and cooperate with such other party in seeking suitable protection; or

                  (vi) is pursuant to or in connection with any legal proceeding involving the parties hereto.

         (b) The Seller acknowledges that the Buyer and NetWolves would be irreparably damaged if the confidential knowledge and information possessed or hereafter acquired by the Seller relating to the Company, the Business and/or the Buyer (including, without limitation, the terms of any of the Documents and all other information regarding the financial condition, results of operations and prospects, and customer and supplier lists, pricing and terms relating to the Business) were disclosed to or utilized on behalf of others. Accordingly, the Seller shall not, and the Seller shall cause its Affiliates not to:

                  (i) disclose to any person, firm, corporation or other business entity any non-public information concerning the Business or any of the terms of any of the Documents, for any purpose other than to satisfy the Seller's disclosure obligations under the Securities Exchange Act of 1934, as amended, and the rules and regulations of The Nasdaq Stock Market;

                  (ii) make use of any such non-public information for such Seller's own purpose or for the benefit of any Person (other than the Buyer or the Company after the Closing); or

                  (iii) make any statements, observations or opinions or communicate any information (whether oral or written) that disparages or is likely in any way to harm the reputation of the Business, the Buyer, the Company or their respective Affiliates or that is inconsistent with the purpose and intent of the Documents.

7.7      BROKER'S FEES.

         Each of the Seller and the Buyer shall be responsible for, and shall hold each of the other parties harmless against, any fees or commissions for which such party is liable to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

7.8      NON-COMPETE; NON-SOLICITATION.

         The Seller hereby agrees, in consideration of a payment to be agreed upon prior to closing and other good and valuable consideration:

         (a) During the Non-Compete Period, the Seller shall not (except on behalf of the Buyer and the Company) engage in the Business directly or through any Subsidiary or Affiliate, or permit any Subsidiary or Affiliate to engage in the Business, within the Restricted Territory (as defined below). As used in this Agreement, the term "Restricted Territory" means North America. The parties acknowledge that the territory consisting of the United States is the territory within which the Company currently has offices, conducts the Business, or solicits substantially all of its business. The parties further acknowledge that the Restricted Territory is the territory into which the parties reasonably anticipate that the Business will expand, and that Buyer's agreement to pay the Seller the Consideration is specifically based and conditioned in part on the potential of the Company to so expand. Nothing herein shall prohibit the Seller from being a passive owner of not more than one percent (1%) of the outstanding stock of any class of a corporation which is publicly traded, so long as the Seller has no active participation in the business of such corporation.

         (b) During the Non-Compete Period, the Seller shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or of the Buyer to leave the employ of the Company, or the Buyer, as the case may be, or in any way interfere with the relationship between the Company or the Buyer, on the one hand, and any employee thereof, on the other hand, (ii) hire any person who is or was an employee of the Company or the Buyer until six (6) months after such individual's employment relationship with the Buyer or the Company has been terminated or (iii) induce or attempt to induce any customer, supplier, subcontractor, licensee or other business relation of the Company or the Buyer to cease doing business with the Company or the Buyer, or in any way interfere with the relationship between any such customer, supplier, subcontractor, licensee or business relation, on the one hand, and the Company or the Buyer, on the other hand.

         (c) During the Non-Compete Period, the Seller shall not, except on behalf of the Buyer, the Company or an Affiliate of the Buyer or the Company, directly or indirectly, whether alone or with any other Person as a partner, officer, director, employee, agent, shareholder, consultant, sales representative or otherwise, solicit, or assist in the solicitation of, any Person who is, or was during the period of the Seller's ownership of the Company, a customer of the Company, for the purpose of selling such Person services which are of the type provided by the Company as part of the Business; provided, however, that this clause (c) will apply only with respect to any Person with whom the Seller, or any other employee of the Company directly or indirectly under the Seller's supervision, has had contact on behalf of the Company at any time prior to the date hereof or at any time during the Non-Compete Period or about whom the Seller has received confidential information at any time prior to the date hereof or at any time during such period; and provided, further, that Seller shall not be restricted from marketing to customers of the Business products or services that do not in any way relate to the Business as of the date of this Agreement or as contemplated in the future.

         (d) If, at the time of enforcement of this Section 7.8, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. The parties hereto acknowledge that money damages would be an inadequate remedy for any breach of this Section 7.8. Therefore, in the event of a breach or threatened breach of this Section 7.8, the Company or the Buyer and/or their respective successors or assigns will be entitled to injunctive relief, in addition to other rights and remedies existing in their favor, in order to enforce, or prevent any violations of, the provisions of this Section 7.8 (without posting a bond or other security).

         The Seller's performance under the Co-Marketing Agreement shall not be construed as a breach of any provisions of this Section 7.8.

7.9      PUBLIC ANNOUNCEMENTS.

         Except as required by law (including the rules and regulations of The Nasdaq Stock Market), any public announcements regarding the transactions contemplated hereby shall be made only with the mutual consent of Buyer and Seller. The Buyer and Seller shall cooperate fully with each other in effectuating the immediately preceding sentence.

7.10     TAX MATTERS.

         The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

         (a) Tax Periods Ending on or Before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date, other than any Tax Return for the Company under which the Company is a member of the Seller Group, in which case the Seller shall prepare or cause to be prepared and file or cause to be filed such Tax Return. Buyer shall permit Seller to review and comment on each Tax Return it prepares and files described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Seller. Seller shall reimburse Buyer for Taxes of the Company with respect to such periods within fifteen (15) days after payment by Buyer or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Final Closing Balance Sheet. In the event that the amount of Tax owed is different from that initially indicated by the Company, appropriate adjustments shall be made to compensate for such discrepancy.

         (b) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Seller shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Final Closing Balance Sheet. For purposes of this
Section 7.10, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the

Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

         (c) Refunds and Tax Benefits. Any Tax refunds that are received by Buyer or the Company, and any amounts credited against Tax to which Buyer or the Company become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Sellers, and Buyer shall pay over to Seller any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against Tax by a taxing authority to the Buyer or the Company of any amount accrued on the Final Closing Balance Sheet, the Buyer shall pay such amount to Seller within fifteen (15) days after receipt or entitlement thereto.

         (d) Cooperation on Tax Matters.

                  (i) Buyer, the Company and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 7.10 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Seller, as the case may be, shall allow the other party to take possession of such books and records.

                  (ii) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (iii) Buyer and Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to ss.6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         (e) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

         (f) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

         (g) 338(h)(10) Election. The Buyer, NetWolves and Company and Seller hereby affirmatively elect to have the transaction contemplated hereby taxed under the provisions of Section 338(h)(10) of the Code with respect to the Company, and the Seller will execute and deliver to the Buyer promptly upon the Buyer's request all consents, elections and other documentation or filings which the Buyer reasonably believes to be required or advisable in connection with the making of said election, including Treasury Form 8594, together with a limited power of attorney irrevocably authorizing the Buyer to file the same with the Internal Revenue Service.

                                  ARTICLE VIII

                                   DEFINITIONS

         In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context clearly requires otherwise:

         "Affiliate" means, with respect to any Person, any of (a) a director, officer or stockholder of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" has the meaning assigned to such term in the preamble of this Agreement.

         "Assignment and Assumption Agreement" has the meaning assigned to such term in Section 2.4.

         "Balance Sheet" has the meaning assigned to such term in Section 5.5.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Business" has the meaning assigned to such term in the preamble of this Agreement.

         "Buyer" has the meaning assigned to such term in the preamble of this Agreement.

         "Buyer Group" has the meaning assigned to such term in Section 7.2(a).

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and the rules and regulations promulgated thereunder.

         "Closing" has the meaning assigned to such term in Section 2.2.

         "Closing Date" has the meaning assigned to such term in Section 2.2.

         "COBRA" has the meaning assigned to such term in Section 5.18(b).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Co-Marketing Agreement" has the meaning assigned to such term in
Section 3.1.

         "Common Stock" has the meaning assigned to such term in Section 1.1.

         "Company" has the meaning assigned to such term in the preamble of this Agreement.

         "Consideration" has the meaning assigned to such term in Section 1.2.

         "Contracts" has the meaning assigned to such term in Section 3.1(b).

         "Damages" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, lost profits, diminution in value, expenses, and fees, including court costs and reasonable attorneys' fees and expenses (whether such attorneys' fees and expenses arise out of a dispute or claim between the parties or out of a dispute involving third parties), net of any related income tax benefit and insurance recoveries.

         "Defined Benefit Pension Plan" shall have the meaning set forth in
Section 3(35) of ERISA.

         "Deductible Amount" has the meaning assigned to such term in Section 7.2(c).

         "Designated Persons" has the meaning assigned to such term in Section 5.17(e).

         "Documents" means this Agreement, the Note, the Assignment and Assumption Agreement, the Co-Marketing Agreement, the Leases, the Transition Service Agreement, and any other agreements contemplated hereby and thereby.

         "Employee Benefit Plan" means any (a) qualified or non-qualified Employee Pension Benefit Plan whether or not subject to ERISA (including any Multiple Employer Plans or Multi-

Employer Plans), (b) Employee Welfare Benefit Plan or (c) employee benefit, fringe benefit, bonus, incentive, deferred compensation, vacation, employment, change in control, stock option or other equity-based, severance plan or other plan, program, policy, practice or arrangement, whether or not subject to ERISA, whether or not written and whether or not funded.

         "Employee Pension Benefit Plan" shall have the meaning set forth in
Section 3(2) of ERISA.

         "Employee Welfare Benefit Plan" shall have the meaning set forth in
Section 3(1) of ERISA.

         "Environmental and Safety Requirements" means all Laws, Orders, contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C.ss.ss.6901, et seq., the Clean Air Act, as amended, 42 U.S.C.ss.ss.7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss.ss.1251 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C.ss.ss. 11001 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C.ss.ss.9601 et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C.ss.ss.1804 et seq., the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means, with respect to any Person, any other Person that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Sections 414(b), 414(c), or 414(m) or 414(o) of the Code.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Financial Statements" has the meaning assigned to such term in Section 5.5.

         "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the "Fundamental Documents" of a corporation would include its charter and by-laws and of a partnership would include its certificate of partnership and partnership agreement.

         "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

         "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state, county or local.

         "NetWolves" has the meaning assigned to such term in the preamble of this Agreement.

         "Indemnified Party" has the meaning assigned to such term in Section 7.3(a).

         "Indemnifying Party" has the meaning assigned to such term in Section 7.3(a).

         "Intellectual Property" means (a) all inventions, all improvements thereto and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, and corporate names including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets, customer lists, supplier lists, pricing and cost information, business and marketing plans and other confidential business information, (e) all computer programs and related software, (f) all other proprietary rights, (g) all domain names, url's, and registrations in respect thereof and (h) all copies and tangible embodiments thereof.

         "Latest Balance Sheet" has the meaning assigned to such term in Section 5.5.

         "Law" means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Order of any Governmental Entity.

         "Leases" has the meaning assigned to such term in Section 3.1.

         "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

         "Licensed Intellectual Property" has the meaning assigned to such term in Section 5.13(a).

         "Lien" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance, easements, reservations, restrictions, clouds, rights of first refusal or first offer, options, or other similar arrangement or interest in real or personal property.

         "Material Adverse Change" means, with respect to any Person, any material adverse change in the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities, customer, supplier or employee relations or business prospects of such Person or any material casualty loss or damage to the assets of such Person, whether or not covered by insurance.

         "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities, customer, supplier or employee relations or business prospects of such Person.

         "Minimum Closing Condition" has the meaning assigned to such term in
Section 3.3.

         "Multi-Employer Plan" shall have the meaning set forth in Section 3(37) of ERISA.

         "Multiple Employer Plan" shall have the meaning set forth in Section 413 of the Code.

         "Non-Compete Period" means the period ending on the third anniversary of the Closing Date.

         "Note" has the meaning assigned to such term in Section 2.1.

         "Orders" means judgments, writs, decrees, compliance agreements, injunctions or orders of and Governmental Entity or arbitrator.

         "Permits" means all permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

         "Permitted Liens" means (i) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation Liens arising in the ordinary course of business; (iii) mechanic's, materialman's, supplier's, vendor's or similar Liens arising in the ordinary course of business securing amounts that are not delinquent and (iv) zoning ordinances, easements and other restrictions of legal record affecting real property which would be revealed by a survey and would not, individually or in the aggregate, materially interfere with the usefulness of such real property to the Business.

         "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

         "Plans" has the meaning assigned to such term in Section 5.18(a).

         "Proceeding" means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or arbitrator.

         "Prohibited Transaction" has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

         "Purchase Price" means the Consideration.


         "Real Property" has the meaning assigned to such term in Section
5.10(d).

         "Restricted Territory" has the meaning assigned to such term in Section 7.8(a).

         "Seller" has the meaning assigned to such term in the preamble of this Agreement.

         "Seller Group" has the meaning assigned to such term in Section 7.2(b).

         "Shares" has the meaning assigned to such term in Section 1.1.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" as used in this Agreement, means any of the Taxes, and "Taxes" means, with respect to any Person, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another entity or a member of an affiliated or combined group.

         "Tax Liability" has the meaning assigned to such term in Section 5.12.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning assigned to such term in Section 7.3(a).

         "Transition Services Agreement" has the meaning assigned to such term in Section 3.1.

         "Validated Claim" has the meaning assigned to such term in Section 7.3(b).

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1      NO THIRD PARTY BENEFICIARIES.

         Except as expressly set forth in Section 7.2 hereof, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

9.2      ENTIRE AGREEMENT.

         This Agreement and the other Documents referred to herein constitute the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of any Document including, without limitation, the Letter of Intent dated August 24, 2001, as heretofore amended, among The Hawkeye Group, Inc., the Company and the Seller.

9.3      SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), (iii) collaterally assign any or all of its rights and interests hereunder to one or more lenders of the Buyer and/or the Company, (iv) assign its rights hereunder in connection with the sale of all or substantially all of its business or assets (whether by merger, sale of stock or assets, recapitalization or otherwise) and (v) merge the Company with or into the Buyer or one of their respective Subsidiaries.

9.4      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.5      HEADINGS.

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.6      NOTICES.

         All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient, telecopied to the intended recipient at the telecopy number set forth therefor below (with hard copy to follow), or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

         If to NetWolves or the Buyer:

         Thomas Elliott
         The Hawkeye Group, Inc.
         472 Wheelers Farms Road
         Milford, CT 06460
         Telephone:  (203) 882-4002
         Telecopy:  (203) 882-4051

         with copies to:

         Paul Bork, Esq.                 David H. Lieberman
         Foley, Hoag & Eliot LLP         Blau, Kramer, Wactlar & Lieberman, P.C.
         One Post Office Square          100 Jericho Quadrangle
         Boston, MA  02109               Jericho, NY 11753

         Telephone:  (617) 832-1000                  Telephone:  (516) 822-4820
         Telecopy:  (617) 832-7000                   Telecopy:  (516) 822-5609


         If to the Company or Seller:

         Scott G. Christian
         Norstan, Inc.
         5101 Shady Oak Road
         Minnetonka, MN 55343
         Telephone:  (952) 352-4034
         Telecopy:  (952) 352-4461

         with copies to:

         Philip J. Tilton, Esq.
         Maslon Edelman Borman & Brand, LLP
         3300 Wells Fargo Center
         Minneapolis, MN  55402
         Telephone:  (612) 672-8357
         Telecopy:  (612) 672-8397

         Jerry P. Lehrman, Esq.
         Norstan, Inc.
         5101 Shady Oak Road
         Minnetonka, MN 55343
         Telephone: (952) 352-4075
         Telecopy: (952) 352-4907

         Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

9.7      GOVERNING LAW.

         This Agreement will be governed by and construed and enforced in accordance with the substantive laws of Minnesota without regard to its principles of conflicts of laws.

9.8      AMENDMENTS AND WAIVERS.

         No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.9      INCORPORATION OF EXHIBITS AND SCHEDULES.

         The Exhibits, Schedules and other attachments identified in this Agreement are part of this Agreement as if set forth in full herein.

9.10     CONSTRUCTION.

         The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall a rise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. Nothing in the Schedules hereto shall be deemed to adequately disclose an exception to a representation or warranty made herein unless the applicable Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed to adequately disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

9.11     INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.

         All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

9.12     REMEDIES.

         The parties hereto shall each have and retain all other rights and remedies existing in their favor at Law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief to enforce or prevent any violations of the provisions of this Agreement.

9.13     SEVERABILITY.

         It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.14     WAIVER OF JURY TRIAL.

         The Buyer and the Seller agree that neither of them nor any assignee or successor shall (a) seek a jury trial in any lawsuit, proceeding, counterclaim or any other action based upon or arising out of, this Agreement, the Documents, any related instruments, or the dealings or the relationship between or among any of them, or (b) seek to consolidate any such action with any other action in which a jury trial cannot be or has been waived. The provisions of this paragraph have been fully discussed by the Seller with its counsel, and these provisions shall be subject to no exceptions. The Seller has not agreed with or represented to any other party that the provisions of this paragraph will not be fully enforced in all instances.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as an instrument under seal as of the date first above written.

                                        NETWOLVES CORPORATION


                                        By:    /s/ Peter C. Castle
                                               ------------------------------
                                        Name:  Peter C. Castle
                                        Title: President


                                        NETWOLVES ACQUISITIONS, INC.


                                        By:    /s/ Peter C. Castle
                                               ------------------------------
                                        Name:  Peter C. Castle
                                        Title: President


                                        NORSTAN, INC.


                                        By:    /s/ Scott G. Christian
                                               ------------------------------
                                        Name:  Scott G. Christian
                                        Title: EVP & CFO


                                        NORSTAN NETWORK SERVICES, INC.


                                        By:    /s/ Scott G. Christian
                                               ------------------------------
                                        Name:  Scott G. Christian
                                        Title: EVP & CFO

                                  SUPPLEMENT TO
                            STOCK PURCHASE AGREEMENT

         THIS SUPPLEMENT TO STOCK PURCHASE AGREEMENT (the "Supplement Agreement") is entered into this 9th day of July, 2002 by and among Norstan, Inc. ("Norstan") and Norstan Network Services, Inc. ("NNS"), both corporations organized under the laws of the State of Minnesota, together with NetWolves Corporation, a New York corporation ("NetWolves"), and NetWolves Acquisitions, Inc., a corporation organized under the laws of the State of Delaware.

                                   WITNESSETH:

         WHEREAS, the parties have entered into that certain Stock Purchase Agreement (the "Agreement"), dated as of January 30, 2002, and that certain Amendment Agreement dated as of April 30, 2002 (the "First Amendment"), providing for the purchase and sale of all of the issued and outstanding capital stock of NNS;


         WHEREAS, the parties intend to close the transactions contemplated by the Agreement and the First Amendment on this day; and

         WHEREAS, the parties desire that the transactions contemplated by the Agreement be given effect as of the opening of business on July 1, 2002, and the parties wish to memorialize their understanding on the terms and conditions set forth below.


         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                   AGREEMENT:

         Section 1. Effective Date. The parties agree that the effective date for the purchase and sale of the capital stock of NNS, as provided in the Agreement, shall be the opening of business on July 1, 2002.

         Section 2. Post-Effective Transactions. Certain cash transactions effected by or on behalf of NNS during the period subsequent to June 30 shall be accounted for and given effect by the parties as follows:

                  (a) All cash distributions from NNS to Norstan or any of Norstan's subsidiaries, shall be reimbursed to NNS.

                  (b) All cash payments made by Norstan or its subsidiaries on behalf of NNS shall be reimbursed to Norstan. This provision shall not apply to payments by Norstan or its subsidiaries against liabilities assumed by Norstan pursuant to

Section 3 of that certain Assignment and Assumption Agreement, dated as of July 9, 2002, by and between Norstan and NNS.

                  (c) On the 15th day of August 2002, NNS shall render to Norstan an accounting of cash distributions made to Norstan and its subsidiaries after June 30, 2002, and Norstan shall render to NNS an accounting of payments made on behalf of NNS, together with reasonable support therefor, together with a listing setting forth the amount due Norstan pursuant to Section 3 below. Within three business days thereafter, the net debtor shall reimburse the other party in immediately available funds.

         Section 3. Benefit Plans. As of midnight on June 30, 2002, the employees of NNS ceased to participate in Norstan's employee benefit plans, exclusive of plans relating to medical and dental benefits. With respect to medical and dental benefits, Norstan plan coverage of NNS employees terminates at midnight of July 10, 2002. NNS agrees to pay to Norstan in accordance with
Section 2 above, for each NNS employee determined as of July 1, 2002, an amount equal to the product of (i) (10/31) multiplied by (ii) the monthly premium for continued medical and dental insurance coverage payable pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

         Section 4. Continued Effectiveness of Agreement. Except as supplemented hereby, the Agreement remains in full force and effect without modification, amendment or alternation and is binding upon and enforceable by the parties thereto.

         Section 5. Governing Law. This Supplement Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to principals of conflict of laws contained therein.

         Section 6. Counterparts. This Supplement Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which, when taken together, shall be deemed one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as an instrument under seal as of the date first above written.

                                  NORSTAN, INC.



                                  BY: /s/ Philip Tilton
                                      -----------------------------------------
                                      Its: Attorney-in-Fact
                                           ------------------------------------

                                  NORSTAN NETWORK SERVICES, INC.



                                  BY: /s/ Philip Tilton
                                      -----------------------------------------
                                      Its: Attorney-in-Fact
                                           ------------------------------------


                                  NETWOLVES CORPORATION


                                  BY: /s/ Peter C. Castle
                                      -----------------------------------------
                                      Its: Secretary
                                           ------------------------------------


                                  NETWOLVES ACQUISITION, INC.


                                  BY: /s/ Peter C. Castle
                                      -----------------------------------------
                                      Its: Secretary
                                           ------------------------------------

                                 PROMISSORY NOTE

$3,750,000                                                     Jericho, New York
                                                                    July 9, 2002

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         FOR VALUE RECEIVED, the undersigned, NetWolves Acquisitions, Inc. (the "Company"), promises to pay to Norstan, Inc., or its assigns ("Norstan"), at its offices at 5101 Shady Oak Road, Minnetonka, Minnesota 55343 or at such other place as the holder of this Note may designate from time to time, the principal sum of Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000).

         1. The entire principal amount of this Note which is outstanding on the first anniversary of the date hereof (the "Maturity Date"), shall be due and payable in full on the Maturity Date. Payments of principal and all other sums due and owing under this Note shall be made in lawful money of the United States of America.

         2. This Note has been issued pursuant to that certain Stock Purchase Agreement, dated January 30, 2002, by and among the Company, Norstan, Norstan Network Services, Inc. ("NNS") and NetWolves Corporation (the "Stock Purchase Agreement").

         3. The Note shall be subject to "Default Interest" after the Maturity Date if the entire principal amount of the Note is not paid as of the Maturity Date, irrespective of any early acceleration hereunder. The Default Interest shall be interest of twelve percent (12%) per annum, compounded annually, on the unpaid principal (including any previously accrued Default Interest one year after the Maturity Date) of the Note.

         4. Notwithstanding anything in this Note to the contrary, on the Maturity Date, Norstan shall be entitled to payment of all principal and Default Interest, if applicable, and shall have any and all rights to ask, demand, sue for, take or receive such payment.

         5. This Note is subject to certain setoff rights vested in the Company pursuant to the terms and the conditions set forth in the Stock Purchase Agreement.

         6. The Company's obligations hereunder are secured by: (i) that certain security agreement by and between Norstan and NNS; and (ii) that certain pledge agreement by and between the Company and Norstan, each of even date herewith.

         7. By its acceptance of this Note, Norstan represents and warrants that it is acquiring this Note for its own account, for investment, and not with a view to the distribution of the Note, and Norstan agrees not to sell, pledge, hypothecate or otherwise transfer, dispose of, or offer for sale the Note in the absence of an effective registration statement covering it under the Securities Act of 1933, as amended, or a written opinion of counsel for Norstan that a registration statement is not required.

         8. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota; this Note may not be amended or modified except pursuant to a written instrument executed by each of Norstan and the Company.

         9. This Note may be assigned by Norstan without the consent of the Company but no such assignment shall change the non-negotiable nature of this Note.

         10. This Note may not be amended by Norstan and the Company in any manner adverse to the interests of the holder of the Superior Indebtedness without the consent of such holder.

                                              NETWOLVES ACQUISITIONS, INC.


                                              By:   /s/ Walter M. Groteke
                                                    ------------------------
                                               Its: President